Exhibit 99.2

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

The Board of Directors

Providian Financial Corporation

201 Mission Street

San Francisco, CA 94105

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated June 5, 2005, as Annex B to, and to the reference thereto under the captions “SUMMARY—Opinions of Providian’s Financial Advisors,” “THE MERGER—Background to the Merger,” “THE MERGER—Providian’s Reasons for the Merger; Recommendation of Providian’s Board of Directors” and “THE MERGER—Opinions of Providian’s Financial Advisors” in, the Proxy Statement/Prospectus relating to the proposed merger involving Providian Financial Corporation and Washington Mutual, Inc., which Proxy Statement/Prospectus forms a part of the Registration Statement on Form S-4 of Washington Mutual, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/S/ CITIGROUP GLOBAL MARKETS INC.
CITIGROUP GLOBAL MARKETS INC.

July 1, 2005